UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 15, 2006

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (843) 740-7015

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 15, 2006,  we entered into a  Joint Venture Agreement (the “Agreement”) with General Dynamics Land Systems Inc. (“GDLS”), pursuant to which we agreed to work together with GDLS to win and execute a contract for the Mine Resistant Ambush Protected Vehicle Program, a United States joint services program to produce and provide lifecycle support to address the current threat of improvised explosive devices in the Middle East, as more fully described in solicitation number M67854-07-R-5000 issued by the Department of the Navy and the United States Marine Corps, including any Foreign Military Sales and direct international sales that may result (the “MRAP Program”).  Together with GDLS, we intend to form a new Delaware limited liability company to be named “Force Dynamics, LLC” whose purpose will be to win the MRAP Program and to perform any development, production and lifecycle support for the MRAP Program in accordance with the solicitation response prepared and submitted by us. Under the Agreement, the MRAP Program is defined to include any and all solicitations and requests for proposals for MRAP production and Lifecycle Support and/or any follow on work that may be performed including any program name change, changed or future program requirements, product evolutions and technology insertions related to the MRAP vehicles whether for U.S. or international sales, or non-military/commercial sales. The scope of work to be undertaken by the Joint Venture  is limited to the use of our Cougar 4x4 and 6x6 armored vehicles for the MRAP Category I and Category II requirements and does not include any other existing or future contracts or programs for GDLS’ or our other vehicles or vehicle variants to include by way of illustration and not limitation, the Joint Ordnance Disposal Rapid Response Vehicles (“JERRV”) program, the Ground Standoff Mine Detection System (“GSTAMIDS”) program, the Iraqi Light Armored Vehicles (“ILAV”) and British Mastiff Protected Patrol Vehicle (“PPV”) programs, the Buffalo and Cheetah vehicles, the Stryker, Light Armored Vehicle, and RG-31 vehicles, the MRAP Category III program and/or the Joint Light Tactical Vehicle (“JLTV”) program.  Although we and GDLS have entered into the Agreement, we and/or the Joint Venture may not be successful at winning or executing any contracts awarded pursuant to the MRAP Program.

The property, affairs, and business of the Joint Venture shall be managed by both parties acting as a group through an appointed Board (the “Joint Venture Board”).  We agreed that within 30 days of execution, GDLS shall appoint three Member Designees and we shall appoint three Member Designees to the Joint Venture Board.  The Joint Venture Board will have authority to execute documents in accordance with the terms of the Agreement.  Member Designees on the Joint Venture Board shall serve until such time as the party appointing them selects a successor.  Neither party shall designate a person to be a Joint Venture Board member who is not a member, manager, director, board member or employee of such party or of an Affiliate of such party without the consent of the other party. Among such Joint Venture Board members, there shall be a Chairman, Vice-Chairman, Secretary, and Treasurer.  Initially, we shall appoint from among our Member Designees one person to be Chairman and GDLS shall appoint from among its Member Designees one person to be Vice-Chairman. Subsequently, the party designating these positions may change but at all times the party designating the Treasurer shall be different from the party designating the Chairman.  There may be such other management and administrative personnel as determined and appointed by the Joint Venture Board members from time to time.  A Joint Venture Board member may hold more than one office.  Decisions of the Joint Venture Board shall be made by majority vote.

GDLS’ and our intent, as declared in the Agreement, is to combine respective strengths to market and promote our COUGAR vehicles for the Category I and Category II requirements of the MRAP Program. Along with GDLS, we will make available to each other our respective resources so that together, we may undertake to develop, manufacture, produce and sustain any vehicles awarded under the MRAP program, in accordance with the plan set forth in the Joint Venture.  Understanding the complexity of the MRAP Program, together with GDLS we intend to form a Force Protection-GDLS Team MRAP Program Management Office that will be the Joint Venture’s exclusive interface with the Customer’s Program Management Organization, and which will have operating responsibility over the execution of the MRAP Program.  Together with GDLS, we will provide personnel to the Program Office according to the plan developed and agreed to by the Joint Venture Board.

We agreed to operate the Joint Venture on the principle of equitable division of burden and benefit with GDLS. This means that both parties are expected to contribute resources equally to the venture, to share equally the costs and responsibilities associated with the performance of the Joint Venture and to share equally the resulting benefits.  To this end, we agreed to divide the Joint Venture work between us on a 50%/50% basis and to divide revenues from the Joint Venture on the basis of 50% for GDLS and 50% for us.   This 50%/50% revenue balance shall be for all phases of the Joint Venture including, but not limited to, low rate initial production, production phases, and Life Cycle Service and Support. Whenever practicable, Force Dynamics will act as the prime contractor for Joint Venture work, and we, along with GDLS, shall act as the exclusive subcontractors; provided however that Force Dynamics, GDLS and us intend to give effect to the production plan consistent with the undertaking of the Agreement.

This  report  contains  forward-looking  statements  that  involve risks and uncertainties, including, without limitation, statements  concerning  our  business  and possible or assumed future results of operations.  We  generally  use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the  forward-looking  statements  for  many  reasons  including:  our ability to meet our manufacturing goals,  adverse  economic changes affecting markets we serve;  competition  in  our  markets  and industry segments; our timing and the profitability  of  entering  new  markets; greater than expected costs, customer acceptance  of  our  products  or difficulties related to our integration of the businesses  we may acquire; and other risks and uncertainties as may be detailed from  time  to  time  in  our  public announcements and SEC filings. Although we believe  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  future  results,  levels  of  activity,  performance  or achievements may not meet these expectations.  We do not intend to update any of the  forward-looking statements after the date of this document to conform these statements  to  actual  results  or  to  changes  in our expectations, except as required  by  law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date	December 21, 2006

		By:	/s/ Gordon McGilton
Gordon McGilton
Chief Executive Officer